Exhibit 99.2

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                       SECURITIES AND EXCHANGE COMMISSION

SECURITIES ACT OF 1933
RELEASE NO.  8665 / FEBRUARY 27, 2006

SECURITIES EXCHANGE ACT OF 1934
RELEASE NO.  53381 / FEBRUARY 27, 2006

ACCOUNTING AND AUDITING ENFORCEMENT
RELEASE NO. 2386 / FEBRUARY 27, 2006

ADMINISTRATIVE PROCEEDING
FILE NO.  3-12221

IN THE MATTER OF

       SUN COMMUNITIES, INC.
       AND SUN COMMUNITIES
       OPERATING LIMITED
       PARTNERSHIP,

RESPONDENTS.

ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 8A OF THE SECURITIES ACT OF 1933 AND SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS AND IMPOSING A CEASE-AND-DESIST ORDER

                                       I.

         The Securities and Exchange Commission ("SEC" or "Commission") deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 8A of the Securities Act of 1933 ("Securities Act") and
Section 21C of the Securities Exchange Act of 1934 ("Exchange Act"), against Sun Communities, Inc. ("Sun") and Sun Communities Operating Limited Partnership ("SCOLP") (collectively "Respondents").

                                       II.

         In anticipation of the institution of these proceedings, Respondents have submitted Offers of Settlement (the "Offers") which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission's jurisdiction over them and over the subject matter of these proceedings, which are admitted, Respondents consent to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 and Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease-and-Desist Order ("Order"), as set forth below.

                                      III.

         On the basis of this Order and Respondents' Offers, the Commission finds(1) that:

A.       RESPONDENTS

         Sun Communities, Inc. is a self-administered and self-managed real estate investment trust. Sun, as the general partner of Sun Communities Operating Limited Partnership, owns, operates, develops and finances manufactured housing communities concentrated in the Midwestern and Southeastern United States. Sun went public in 1993. The common stock of Sun is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange. Sun incorporated their Forms 10-K and 10-Q in offers of their securities from 2000 through 2002.

         Sun Communities Operating Limited Partnership is the main operating subsidiary through which Sun owns, operates, develops and finances manufactured housing communities. SCOLP was a separate SEC filer until May 2004 when it suspended its SEC filings. Sun also consolidated SCOLP's financial statements in its own financial statements during the time at issue in this Order. SCOLP incorporated their Forms 10-K and 10-Q in offers of their securities during the time at issue.

B.       SUMMARY

         This matter involves false and misleading financial reporting in Sun's financial statements and in SCOLP's separate financial statements included in the periodic reports filed with the Commission for fiscal years 2000 through 2002. As a result of this improper reporting, Sun and SCOLP violated Sections 17(a)(2) and 17(a)(3) of the Securities Act(2) and various reporting, record-keeping and internal control provisions of the Exchange Act. In all three years, Sun (through SCOLP) failed to properly account for losses in its investment in SunChamp, LLC ("SunChamp"), a limited liability company it formed with Champion Enterprises, Inc. ("Champion") to develop manufactured housing communities.

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(1)      The findings herein are made pursuant to Respondents' Offers of
Settlement and are not binding on any other person or entity in this or any other proceeding.

(2) Establishing violations of Section 17(a)(2) and 17(a)(3) does not require a showing of scienter. Aaron v. SEC, 446 U.S. 680, 697 (1980).

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         In particular, during the relevant periods, through sales of its members' interests in SCOLP-controlled limited liability companies that held the SunChamp interests, SCOLP sold portions of its interests in SunChamp to four outside investors. While these transactions had economic substance as between the parties, Sun should have applied Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments In Common Stock" (March 1971), ("APB 18"), Statement of Position 78-9, "Accounting for Investments in Real Estate Ventures" ("SOP 78-9") and Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("FAS 66") in recognizing its share of SunChamp losses when applying the equity method of accounting. Under APB 18, SOP 78-9 and FAS 66, ownership did not transfer to the outside investors and therefore, Sun should have recorded additional SunChamp losses to reflect its share of SunChamp.

         Sun and SCOLP also failed to comply with other generally accepted accounting principles ("GAAP") during that time. For example, Sun used a 90-day lag in recording SunChamp's losses and recorded the effect of certain of the sale agreements with investors prior to the closing dates. In addition, Sun erroneously established reserves, unrelated to SunChamp. The effect of some of these entries was to shift earnings and losses between quarters.

         As a consequence of these actions, Sun and SCOLP have violated Sections 17(a)(2) and (3) of the Securities Act and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 13b2-1 thereunder.

C.       FACTS

         1.    CREATION OF SUNCHAMP

         Sun acquires, operates and expands manufactured housing communities. SunChamp is a joint venture that was formed in 1999 by a subsidiary of SCOLP (Sun/Forest, LLC) and a subsidiary of Champion Enterprises (MHCDC), a large producer of manufactured homes. SunChamp was organized to purchase and develop manufactured housing communities. Pursuant to the terms of the agreement, SCOLP ceded day-to-day management of SunChamp to a Champion subsidiary. SCOLP retained rights and responsibilities as to SunChamp: 1) SCOLP had the right to approve operating and construction budgets, 2) SCOLP had the right to approve all new acquisitions of properties, 3) SCOLP was obligated to fund 50% of the operating losses, 4) SCOLP was obligated to fund 75% of budgeted capital costs for acquiring, developing, and expanding communities and 5) Sun's affiliates provided loans to SunChamp as additional financing.

         2.    TRANSACTIONS WITH OUTSIDE INVESTORS

         In late September 2000, Sun completed the transfer of a portion of its investment in SunChamp to an entity owned by a Champion executive for $3.2 million cash. In October 2000, Sun completed the transfer of an additional portion of its SunChamp ownership to another outside investor for $2 million in cash and $4 million in non-recourse promissory notes. Finally, in July 2001, Sun completed the transfers of a portion of its SunChamp ownership to two outside investors for a total of $2 million cash and $4 million in non-recourse promissory notes. In these July 2001 transfers, Sun exercised its right to redeem the interest sold in the October sale by $2 million and reduced the note received in that transaction from $4 million to $2 million. In total, the transfers in October 2000 and July 2001 to three outside investors that involved seller (SCOLP) financing resulted in SCOLP's selling interests in SunChamp totaling $10 million in exchange for $4 million in cash and $6 million in non-recourse notes. SCOLP's ownership in SunChamp increased during this period as a result of several capital contributions it made to SunChamp during the year.

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         3.    APPLICATION OF APB 18 - COST AND EQUITY METHOD ACCOUNTING

         Pursuant to APB 18, when an investor does not hold a controlling interest of an investment in a corporate subsidiary, there are two recommended methods to account for the investment - the cost method or the equity method of accounting.(3) If the investor has the ability to exercise significant influence over the investment, then it must use equity method accounting for that investment. If the investor owns 20% or more of a corporation's voting stock, it is presumed to have the ability to exercise significant influence over the investment and thus, unless demonstrated otherwise, it is required to use the equity method.(4) If the investor owns less than 20% of a corporation's voting stock, it is presumed to not have the ability to exercise significant influence over the investment unless demonstrated otherwise.(5)

         The 20% ownership measure is not a bright line test. APB 18 outlines several other factors to consider in determining whether a company has significant influence over an investment in a corporate subsidiary. Those factors include: 1) representation on the board of directors; 2) participation in the policy-making processes; 3) significant intercompany transactions; and
4) investee dependence on the investor. Finally, GAAP guidance concludes that the equity method is the preferred method for investors in corporate joint ventures to reflect the nature of their investment in the venture.(6)

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(3)      APB No. 18,P. 17. The usual condition for control is ownership of a majority (over 50%) of the outstanding voting stock. The power to control may also exist with a lesser percentage of ownership.

(4) The equity method requires a company to record its initial investment at cost on its balance sheet. When the equity interest generates earnings or incurs losses, the investor's proportionate share of those earnings or losses must be recorded in the investor's income statement and the investment amount on the balance sheet is adjusted by the amount of earnings and/or losses. Under the cost method, an investor records its investment on its balance sheet at cost "and recognizes as income dividends received that are distributed from net accumulated earnings of the investee since the date of acquisition by the investor." APB 18 P. 6a.

(5) Emerging Issues Task Force 00-01, "Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures," states that investors in unincorporated entities such as partnerships and other unincorporated joint ventures generally account for their investments using the equity method of accounting by analogy to APB 18 if the investor has the ability to exercise significant influence over the investee. Guidance as to the accounting for investments in limited liability companies was issued in March 2004 in EITF Issue No. 03-16, "Accounting for Investments in Limited Liability Companies." EITF 03-16 concluded that the provisions of SOP 78-9 and related guidance also apply to such limited liability companies.

(6) APB 18 P. 16 and Statement of Position 78-9, "Accounting for Investments in Real Estate Ventures," December 1974 ("SOP 78-9") P. 4.

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         4.    SUN'S NON-GAAP ACCOUNTING FOR SUNCHAMP

               a.   INCORRECT USE OF BRIGHT LINE TEST

         Sun improperly accounted for its investment in SunChamp from January 1, 2000 through December 31, 2002, primarily by recognizing for accounting purposes sales of its SunChamp interest to outside investors. Beginning in the third quarter of 2000, SCOLP transferred portions of its SunChamp ownership to outside investors to, among other things, reduce its ownership below 20%, with the belief that doing so would allow Sun to not apply the equity method of accounting and thereby not record SunChamp losses in its financial statements. After recognizing each of the transfers of SunChamp ownership to four outside investors, Sun determined that it owned less than 20% of SunChamp. However, Sun failed to properly consider whether it had the ability to exercise significant influence over SunChamp. Hence Sun did not record any of SunChamp's operating losses during the third and fourth quarters of 2000 and all of 2001. This determination was not supported by GAAP.

               b.   EQUITY METHOD ACCOUNTING UNDER SOP 78-9

         In this case, because Sun transferred portions of its interest in SunChamp to outside investors -- transfers that were in substance transfers of real estate -- Sun's interest in SunChamp should have been calculated based on the substantive economic rights and obligations as set forth in the SunChamp Operating Agreement. Sun was required to consider whether the transactions transferred the risks and rewards of ownership for accounting purposes.

         SOP 78-9 requires that Sun record its proportionate share of the SunChamp losses otherwise allocable to the outside investors if it is probable that those investors will not bear their share of the losses. Thus, Sun should not have reduced its proportionate share of SunChamp ownership represented by the non-recourse promissory notes because it is not probable that the outside investors will bear their share of the losses associated with that portion of ownership.

         SOP 78-9 also presents recommendations on accounting for investments in real estate ventures. It states that the sale of an investment in a real estate venture is the equivalent of a sale of an interest in the underlying real estate and should be evaluated under the guidelines set forth in FAS 66.(7)

               c.   TRANSACTIONS NOT SALES UNDER FAS 66

         Sun was required to consider whether the transactions transferred ownership under FAS 66.(8) Pursuant to FAS 66, P. 5, a seller may not recognize gains or losses on real estate sales transactions by the full accrual method until all of the following criteria are met:

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(7)      SOP 78-9 P. 39.

(8) Emerging Issues Task Force No. 98-8, "Accounting for Transfers of Investments That Are in Substance Real Estate" (May 21, 1998), states that the sale or transfer of an investment in the form of a financial asset that is in substance real estate should be accounted for in accordance with FAS 66. As noted, neither the accounting personnel at Sun nor, despite full disclosure of the agreements and details regarding the sales transactions, their outside auditor recommended or considered the application of FAS 66 to the sales during their review of the relevant period financial statements.

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

     1.  A sale is consummated.
     2. The buyer's initial and continuing investments are adequate to demonstrate a commitment to pay for the property.
     3.  The seller's receivable is not subject to future subordination.
     4. The seller has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property.

               (1) THREE OF THE FOUR BUYERS DID NOT DEMONSTRATE A COMMITMENT TO PAY

         SCOLP's last three transfers did not satisfy the criterion of FAS 66 requiring that the "buyer's initial and continuing investments are adequate to demonstrate a commitment to pay for the property," because the payments of three of the buyers were from one half to two thirds funded by non-recourse notes. The notes were drafted so that the investors could accrue, rather than pay, interest until the due dates and required accelerated payment of principal and interest only from money returned to them from the operations of SunChamp or from cash distributions from the SunChamp properties.(9) If the investors fail to pay the notes when due, SCOLP's sole recourse is to look to the investors' interests in SunChamp for payment. Thus, the outside investors' continuing investment is not adequate to demonstrate "a commitment to pay for the property" over and above the cash portion they put down.

               (2) SUN DID NOT TRANSFER RISKS AND REWARDS AND HAD CONTINUING INVOLVEMENT WITH SUNCHAMP

         SCOLP's transfers of interests to all of the outside investors also did not satisfy the criterion of FAS 66 requiring that the "seller has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property." After the transfers of the members' interests, SCOLP still had "continuing involvement" with the SunChamp properties. SCOLP retained the right to purchase certain eligible properties once they reach 92% occupancy, at a price set by a specific formula. Once certain eligible properties reach 95% occupancy, SCOLP has a similar purchase right and MHCDC has the right to require SCOLP to purchase those eligible properties, at a price set by a specific formula. SCOLP's continuing involvement with the underlying SunChamp real estate properties constitutes a continuing involvement with the members' interests sold by SCOLP to the investors. Finally, Sun did not give the outside investors the right to pledge or exchange their interest in the assets they received. Therefore, this transaction should be accounted for as a financing, leasing or profit-sharing arrangement rather than as a sale.

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(9)      In addition, the notes were not supported by irrevocable letters of credit from independent established lending institutions, one of the criteria listed in FAS 66 as establishing adequate initial investments. Further, the outside investors were not contractually required to pay each year on their non-recourse notes to Sun, one criteria of FAS 66 for establishing adequate continuing investment.

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

         5.    SUN SHOULD HAVE USED EQUITY METHOD ACCOUNTING AT ALL TIMES

         Because Sun never should have treated the transfers to outside investors as sales under APB 18, SOP 78-9 and FAS 66, Sun retained ownership of greater than 20% of SunChamp for accounting purposes at all times prior to consolidating SunChamp. Thus, under APB 18, Sun was presumed to exercise significant influence over SunChamp during that time. In fact, Sun did exercise significant influence over SunChamp. Aside from its ownership interest, Sun's significant influence is evidenced by numerous facts which did not change after the transactions with the outside investors. SCOLP relinquished none of its managerial rights to the outside investors, who were purely passive investors. SCOLP continued to participate in the policy-making processes of SunChamp by exercising its voting rights on half the seats on the equivalent of SunChamp's Board of Directors. SCOLP approved operating and construction budgets and all new acquisitions of properties by SunChamp. Sun also engaged in significant related party transactions with SunChamp, by providing subordinated debt financing to SunChamp. Finally, SunChamp was financially dependent on Sun because, unlike the outside investors, Sun provided financing to SunChamp and SCOLP was required to provide financial support through equity contributions.

         6. IMPROPER APPLICATION OF GAAP RESULTED IN MATERIALLY OVERSTATED FINANCIAL STATEMENTS

         Because Sun incorrectly determined not to apply equity method accounting to SunChamp from July 1, 2000 to December 31, 2001, it did not record SunChamp's losses for those years. Thus, Sun materially overstated its income from July 1, 2000 through December 31, 2001, as reported in its SEC periodic filings. Thus, Sun's Form 10-K for fiscal year 2000 and its Form 10-Q for the third quarter of 2000 contained material overstatements of income. Likewise, Sun's Form 10-K for fiscal year 2001 and its Forms 10-Q for all quarters of 2001 contained material overstatements of income.

         In 2002, SCOLP made additional capital contributions to SunChamp. The outside investors made no additional cash contributions nor were they required to contribute additional cash unless they wished to maintain their percentage ownership in the SunChamp interests. Sun believed its contributions would eventually increase its ownership of SunChamp to greater than 20%. Thus, beginning in the first quarter of 2002, Sun applied equity method accounting for its interest in SunChamp. However, Sun continued to improperly account for the SunChamp investment by, among other things, failing to disregard the transfers to the outside investors when determining what percentage of SunChamp losses to record under the equity method. Sun thus recorded a smaller amount of SunChamp losses on its financial statements than required under GAAP. This incorrect determination led Sun to materially overstate its income on its Form 10-K for 2002 and all of its Forms 10-Q for 2002, as filed with the SEC. These financial statements all were reviewed (as to quarters) and audited (as to years) by Sun's outside auditor and Sun's annual financial statements for the periods were opined on by its outside auditor without qualification.

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

         7. SUN'S OTHER NON-GAAP ACCOUNTING FROM JANUARY 1, 2000 TO DECEMBER 31, 2002

               a.   90-DAY LAG

         During 2000 and 2002, Sun used a 90-day lag in recording SunChamp's losses on its financial statements because it believed that there were impediments to timely recordation of accurate numbers. This belief was not justified. Sun's improper use of a 90-day lag enabled Sun to avoid recording SunChamp's second quarter losses in the third quarter of 2000.

         Sun's auditor told Sun that the SEC was generally opposed to reporting on a lag because of its interest in real time reporting. The auditor recommended that Sun consider a shorter lag period. Sun did not employ a shorter lag period or forego the lag. Sun's application of a 90-day lag was not factually supported and thus was not justified under GAAP.

               b.   PREMATURE RECOGNITION OF TRANSACTIONS WITH OUTSIDE INVESTORS

         During 2000 and 2001, Sun made the agreements with three outside investors effective months before all of the details of the agreements were finalized, the papers were signed, or money changed hands. Thus, Sun accounted for transactions with the outside investors before the parties had reached final agreement. Sun considered the transactions effective at the time of alleged oral agreements, despite having nothing in writing to record the transactions, and no down payment. Accounting for these transactions before they were finalized had the effect of reducing Sun's perceived ownership percentage in SunChamp prematurely in several quarters. Sun's application of this method reduced Sun's perceived ownership below 20%, thereby, in Sun's view at the time, avoiding equity method accounting, and thus avoiding the recording of any SunChamp losses in several quarters. These accounting conclusions were not justified and were in violation of GAAP. Thus, Sun materially overstated its income for those quarters, as reported in its SEC periodic filings.

         For example, Sun accounted for one of the transactions in the third quarter of 2000 although the investor did not sign a binding letter of intent until the fourth quarter of 2000 (October 6, 2000) and the deal did not close until October 26, 2000. According to Sun, this transaction had the effect of reducing Sun's ownership percentage below 20% for the third quarter of 2000. Thus, even under Sun's flawed view of the equity method (i.e., utilizing a 20% bright line approach and treating the transfers to the outside investors as sales), Sun should not have changed to the cost method in the third quarter of 2000 since the investment was not finalized until after September 30, 2000.

               c.   GENERAL RESERVE ACCOUNT AND EXPENSE ACCRUAL

           Sun maintained reserves for which either the justification was not sufficient under GAAP, or for which the justifications had ceased to exist. For example, in 2000 and 2001, Sun maintained improper reserves as well as reserves for expenses against a gain on sale of real estate assets unrelated to SunChamp in an account called "accrued expenses."

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

         Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," ("FAS 5"), P. 8, states that "a loss contingency...shall be accrued...if...it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements ...[and]...the amount of the loss can be reasonably estimated." Moreover, FAS 5, P. 14 expressly prohibits general reserves. Because Sun's potential exposure was not reasonably estimable, the reserves were not recorded in conformity with FAS 5 and resulted in a misstatement of net income on Sun's financial statements in the period the reserve was recorded.

         Further, Sun violated GAAP by releasing excess reserves without appropriate justification. While expenses related to the reserve were recorded against the reserve, unrelated expenses also were offset against the reserve, resulting in understatements of revenues and expenses.

         Sun improperly recorded accrued expenses to match expenses related to seasonal revenue. FASB Concepts Statement No. 6, "Elements of Financial Statements," ("Concept 6") states that a liability can be released only at a determinable date, upon the occurrence of a specified event, or upon demand. A change in an accounting estimate should be accounted for in the period of change if the change affects that period only, or the period of change and future periods if the change affects both. GAAP does not allow for the deferral of accounting adjustments arising from a change in estimate or the correction of an error.

         8.    IMPACT OF ACCOUNTING MISSTATEMENTS ON OPERATING EARNINGS

         As a result of Sun's non-GAAP accounting, for the years ended December 31, 2000, 2001 and 2002, Sun overstated its income by approximately $3.7 million (9%), $4.7 million (11%) and $2.7 million (13%), respectively.

D.       LEGAL ANALYSIS

         As a result of the conduct described above, and given that Sun and SCOLP incorporated their Forms 10-K and 10-Q in offers of their securities from 2000 through 2002, Sun and SCOLP violated Sections 17(a)(2) and 17(a)(3) of the Securities Act from 2000 through 2002. Sun's accounting misstatements based on improper application of FAS 66 and equity accounting were material. These accounting errors directly or indirectly increased reported income during a period by causing Sun not to record SunChamp's losses properly. Similarly, Sun and SCOLP violated Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1, and 13a-13 thereunder by filing with the Commission Forms 10-Q and 10-K containing materially false and misleading financial statements for the period January 1, 2000 through December 31, 2002. Sun's financial statements were false and misleading because they were not presented in conformity with GAAP by virtue of the fact that Sun: 1) failed to properly account for losses in Sun's investment in SunChamp, 2) delayed recording SunChamp's losses for 90 days and prematurely recognized transactions, and 3) released reserves, unrelated to SunChamp, for expenses unrelated to the establishment of the reserve, and
4) accrued expenses prior to the period in which they actually were expended.

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

Finally, Sun and SCOLP violated Sections 13(b)(2)(A) and (B) in 2000 through 2002 by failing to make and keep accurate books and records and failing to devise and maintain sufficient internal accounting controls. Sun and SCOLP also violated Rule 13b2-1 in 2000 through 2002 in connection with its improper use of reserves.

         Based on the foregoing, the Commission finds that Sun and SCOLP have violated Sections 17(a)(2) and (3) of the Securities Act and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 13b2-1 thereunder.

                                       IV.

                                  UNDERTAKINGS

         Respondent Sun has undertaken to:

         1. Employ an independent consultant ("Independent Consultant"), not unacceptable to the staff of the Commission, to review and evaluate its internal controls, record-keeping, and financial reporting policies and procedures as they relate to its compliance with the books and records, internal accounting controls provisions of the Exchange Act in connection with its accounting for its investment in SunChamp.

         2. Cooperate fully with the Independent Consultant and provide the Independent Consultant with access to its files, books, records, and personnel as reasonably requested for the review.

         3. Require, at the conclusion of the Independent Consultant's review of the Policies and Procedures, which in no event will be more than 180 days after the date of entry of the Order, the Independent Consultant to submit to Sun and to the Commission staff a written report regarding the Sun's compliance with its Policies and Procedures and the adequacy of those Policies and Procedures. The report shall include a description of the review performed, the conclusions reached and, if necessary, make recommendations for changes in or improvements to the Policies and Procedures and provide a procedure for implementing the recommended changes or improvements.

         4. Within 30 days after the date of issuance of the report of the Independent Consultant ("Report Date"), adopt all recommendations contained in the report and remedy any deficiencies in its Policies and Procedures; provided, however, that as to any recommendation that Sun believes is unnecessary or inappropriate, Sun may, within 45 days of the Report Date, advise the Independent Consultant and Commission staff in writing of any recommendations that it considers to be unnecessary or inappropriate. With respect to any recommendation that Sun considers unnecessary or inappropriate, Sun need not adopt that recommendation at that time but shall propose in writing an alternative policy, procedure, or system designed to achieve the same objective or purpose. In the event Sun and the Independent Consultant are unable to agree on an alternative proposal acceptable to the Commission staff, Sun will abide by the original recommendation of the Independent Consultant;

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

         5. Within 120 days of the Report Date, submit an affidavit to the Commission staff stating that it has implemented any and all actions recommended by the Independent Consultant, or explaining the circumstances under which it has not implemented such actions;

         6. Require the Independent Consultant to enter into an agreement that provides that for the period of engagement and for a period of two years from completion of the engagement, the Independent Consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with SUN, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity. The agreement will also provide that the Independent Consultant will require that any firm with which he/she is affiliated or of which he/she is a member, and any person engaged to assist the Independent Consultant in performance of his/her duties under this Order shall not, without prior written consent of the Commission, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Sun, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two years after the engagement.

         7. Sun: (a) shall not have the authority to terminate the Independent Consultant without the prior written approval of the Commission staff; (b) shall compensate the Independent Consultant, and persons engaged to assist the Independent Consultant, for services rendered pursuant to the Order at their reasonable and customary rates; and (c) shall not be in and shall not have an attorney-client relationship with the Independent Consultant and shall not seek to invoke the attorney-client or any other doctrine or privilege to prevent the Independent Consultant from transmitting any information, reports, or documents to the Commission.

                                       V.

         In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondents Sun and SCOLP's Offers.

         Accordingly, it is hereby ORDERED that:

         A. Respondents Sun and SCOLP cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and (3) of the Securities Act and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13, and 13b2-1 thereunder; and

         B. Respondent Sun comply with the undertakings in Section IV., above.

         By the Commission.


                                                     Nancy M. Morris
                                                     Secretary

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